Form 10-Q

Exhibit 10

Obligor #**********
Obligation #**********
PROMISSORY NOTE MODIFICATION AGREEMENT
THIS PROMISSORY NOTE MODIFICATION AGREEMENT ("Modification") is made and entered into on January 26, 2009 but is effective as of February 1, 2009 by and among Hickok Incorporated (collectively "Borrower") and NATIONAL CITY BANK, A NATIONAL BANKING ASSOCIATION ("Bank").

WHEREAS, Bank agreed to lend to Borrower an amount not to exceed the sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) ("Loan"), which Loan was evidenced by a certain Commercial Note: Revolving Credit dated March 27, 2006 in the face amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (as extended, amended or otherwise modified to date, the "Note") (the said Note and any other instrument or document given in connection with or to secure the Loan being collectively referred to as "Loan Documents").

WHEREAS, the parties hereto desire to modify the Note as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing promises and the covenants contained herein, the parties hereto agree as follows:

1.        Liability of Borrower.  Borrower hereby ratifies and reconfirms Borrower's obligations and all liability to Bank under the terms and conditions of the Loan Documents and acknowledges that Borrower has no defenses to or rights of set-off against Borrower's obligations and all liability to Bank thereunder. Borrower further acknowledges that Bank has performed all of Bank's obligations under the Loan Documents.

2.        Modification.  (a) The Note is hereby modified to provide that, effective as of February 1, 2009, the face amount of the Note shall be permanently decreased to the sum of One Million and 00/100 Dollars ($1,000,000.00).

          (b) Commencing February 1, 2009, interest on the daily unpaid principal balance of the Note shall accrue at a fluctuating rate (the "One Month LIBOR Rate") which is equal to the sum of: (i) Three percent (3.00%) per annum (ii) One Month LIBOR, adjusted by Bank, as necessary, at the end of each Banking Day.

        (c) The Commercial Note Borrowing Base Addendum/Revolving to the note is hereby modified as follows:
             Additional Conditions: Subject Loans.

          (ii) an amount equal to the lesser of either Forty percent (40%) of the then value (determined at the lower of cost or market on a first-in, first-out basis) of all Eligible Inventory or Five Hundred Thousand and 00/100 Dollars ($500,000.00),

          (d) Prior payments have been made as evidenced by the books and records of Bank.

3.       Ratification of Loan Documents.  The Loan Documents are in all respects ratified and confirmed by the parties hereto and incorporated by reference herein, and each of the Loan Documents and this Modification shall be read, taken and construed as one and the same instrument. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Note. In the event of any conflict between the terms and provisions of this Modification and the terms and provisions of the Note, the terms and provisions of this Modification shall control.

4.         Confession of Judgment.  Borrower hereby authorizes any attorney at law to appear in any state or federal court of record in the United States of America after the maturity hereof (whether occurring by lapse of time or acceleration), to waive the issuance and service of process, to admit the maturity of the Note and the amount then appearing due, to confess judgment against Borrower in favor of the holder hereof for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. No judgment shall bar any subsequent judgment. Should any judgment be vacated for any reason, this warrant of attorney nevertheless may thereafter be used for obtaining additional judgments.

IN WITNESS WHEREOF, the undersigned have caused this Modification to be executed as of the day and year first above written.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Hickok Incorporated By: /s/ Gregory M. Zoloty Gregory M. Zoloty Its: Chief Financial Officer
NATIONAL CITY BANK, A NATIONAL BANKING ASSOCIATION By: /s/ R. W. Carpenter Robert Carpenter Its: Senior Vice President